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                                                                      Exhibit 16

                               BUSH & GERMAIN, PC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                901 LODI STREET
                            SYRACUSE, NEW YORK 13203

                                   ---------

                             PHONE: (315) 424-1145
                              FAX: (315) 424-1457

                        CONSENT OF INDEPENDENT AUDITORS

January 30, 2003

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46836) pertaining to the Warwick Valley Telephone Company of our report dated January 30, 2003 with respect to the consolidated financial statements of Warwick Valley Telephone Company incorporated herein by reference included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Bush & Germain, P.C.
Bush & Germain, P.C.
Syracuse, New York


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